As filed with the Securities and Exchange Commission on March 21, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Kronos Bio, Inc.
(Exact name of registrant as specified in its charter)

Delaware	82-1895605
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1300 So. El Camino Real, Suite 400 San Mateo, California	94402
(Address of Principal Executive Offices)	(Zip Code)

2020 Equity Incentive Plan
2020 Employee Stock Purchase Plan
(Full titles of the plans)

Norbert Bischofberger, Ph.D.
President and Chief Executive Officer
Kronos Bio, Inc.
1300 So. El Camino Real, Suite 400
San Mateo, California 94402
(650) 781-5200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Charles J. Bair, Esq.
Asa M. Henin, Esq.
Cooley LLP
10265 Science Center Drive
San Diego, California 92121
(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Smaller reporting company	☒
Non-accelerated filer	☒	Accelerated filer	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans are effective.

The Registrant previously registered shares of its Common Stock for issuance under the 2020 Equity Incentive Plan and 2020 Employee Stock Purchase Plan under Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on October 9, 2020 (File No. 333-249424), March 23, 2021 (File No. 333-254620), February 24, 2022 (File No. 333-262993) and March 15, 2023 (File No 333-270564). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

PART II

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the registrant with the SEC are incorporated by reference into this registration statement:

•	the registrant's Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 21, 2024;

•	the registrant's Current Reports on Form 8-K, filed with the SEC on January 25, 2024, March 5, 2024 and March 7, 2024;

•
the description of the registrant's common stock contained in Exhibit 4.4 of the registrant's Annual Report on Form 10-K, filed with the SEC on February 24, 2022, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items and other portions of documents that are furnished but not filed or are otherwise not incorporated into registration statements pursuant to the applicable rules promulgated by the SEC, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of filing such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this registration statement, except as so modified or superseded.

ITEM 8.	EXHIBITS.

Exhibit Number	Description

4.1
Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File no. 001-39592), filed with the SEC on October 14, 2020).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File no. 001-39592), filed with the SEC on October 14, 2020).

4.3
Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-248925), filed with the SEC on September 18, 2020).

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1
Kronos Bio, Inc. 2020 Equity Incentive Plan, and Forms of Option Grant Notice, Option Agreement, Notice of Exercise, Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement thereunder (incorporated by reference to Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-249424), filed with the SEC on October 9, 2020).

99.2
Kronos Bio, Inc. 2020 Employee Stock Purchase Plan (incorporated by reference to Exhibit 99.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-249424), filed with the SEC on October 9, 2020).

107	Filing fee table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on March 21, 2024.

KRONOS BIO, INC.

By:	/s/ Norbert Bischofberger
Norbert Bischofberger, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Norbert Bischofberger, Ph.D., and Allison Frisbee, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Norbert Bischofberger	President, Chief Executive Officer and Director	March 21, 2024
Norbert Bischofberger, Ph.D.	(Principal Executive Officer)

/s/ Sandra A. Gardiner	Interim Chief Financial Officer	March 21, 2024
Sandra A. Gardiner	(Principal Financial and Accounting Officer)

/s/ Arie Belldegrun	Chair of the Board of Directors	March 21, 2024
Arie Belldegrun, M.D. FACS

/s/ Roshawn Blunt	Director	March 21, 2024
Roshawn Blunt

/s/ Roger Dansey	Director	March 21, 2024
Roger Dansey, M.D.

/s/ Joshua Kazam	Director	March 21, 2024
Joshua Kazam

/s/ Elena Ridloff	Director	March 21, 2024
Elena Ridloff, CFA

/s/ Katherine Vega Stultz	Director	March 21, 2024
Katherine Vega Stultz

/s/ David Tanen	Director	March 21, 2024
David Tanen

/s/ Taiyin Yang	Director	March 21, 2024
Taiyin Yang, Ph.D.